EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), is made and entered into effective as of January 31, 2015, to be effective as of September 30, 2014 (the “Effective Date”), by and among: (A) Mark Elliott (“Elliott”), John Cox (“Cox”), Operational Security Systems, Inc., a Georgia corporation (“OSS”) and The Verta Group, LLC and Tommy Duffy (“ Duffy ” and with Elliot, Cox and OSS, each, individually, a “Genesis Party” and, collectively, the “Genesis Parties”); (B); Boxlight Corporation (formerly, Logical Choice Corporaiton), a Nevada corporation (the “Company”); (C) Logical Choice Corporation, a Delaware corporation (“LCC”); and (D) Vert Capital Corp., a Delaware corporation (“Vert”). The Genesis Parties, the Company, LCC and Vert are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, in 2013, LCC was formed by Vert, the owner of 100% of the shares of the common stock of LCC, $0.001 par value per share (the “LCC Common Stock”), to acquire companies engaged in the production, sale and distribution of products and services primarily used by schools, corporations and governmental agencies for educational and training purposes (the “Business Strategy”); and

WHEREAS, in October 2013, LCC acquired 100% of the capital stock of Logical Choice Technologies, Inc., a Georgia corporation (“LCT”) in exchange for shares of Series A convertible preferred stock of LCC Vert is currently the owner

WHEREAS, pursuant to an exchange agreement (the “Prior Exchange Agreement”), as of October 31, 2013, the Genesis Parties transferred to LCC 100% of the membership interests in Genesis Collaboration, LLC, a Georgia limited liability company (“Genesis”) in exchange for 1,000,000 shares of 6% voting convertible preferred stock of LCC, $1.00 stated value per share (the “LCC Series B Preferred Stock”), which is subject to mandatory conversion upon occurrence of a Conversion Event into 4% of the Fully-Diluted LCC Common Stock; and

WHEREAS, Vert and the board of directors of LCC and LCT have determined to discontinue the business operations formerly conducted by LCT, and reorganize their efforts to achieve the Business Strategy through the Company and operating subsidiaries to be acquired by the Company; and

WHEREAS, on September 18, 2014, the Company was organized by Vert as a Nevada corporation; and

WHEREAS, as at the Effective Date, in exchange for Vert returning to the capital of LCC for cancellation , all but one share of the 25,000,000 shares of LCC Common Stock owned of record and beneficially by Vert, as of the Effective Date LCC has distributed to Vert 100% of the membership interests in Genesis, which Vert contributed to the Company in accordance with the terms and conditions of this Agreement; and

WHEREAS, on the “Exchange Date” (herein defined), the Parties intend for the the Genesis Parties to return to the capital of LCC for cancellation, all of the shares of LCC Series B Preferred Stock in exchange for 1,000,000 shares of the Series B convertible preferred stock, $0.0001 par value per share, of the Company, containing the rights, privileges and designations set forth on Exhibit A hereto (the “Company Series B Preferred Stock”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

1.	Certain Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

(a) “Exchange Date” shall mean that date which shall be simultaneous with the date on which a Going Public Event.

(b) “Fully-Diluted Common Stock” means the sum of: (i) the total number of issued and outstanding shares of Common Stock (including any shares of Common Stock issued in connection with stock awards granted to officers, directors or employees of the Company or its subsidiaries) at any specified time, plus (ii) all additional shares of Common Stock that would be issuable upon conversion or exercise of all Common Stock Equivalents (including any Common Stock Equivalents granted as stock options to officers, directors or employees of the Company or its subsidiaries) as of the specified time; provided, however, that “Fully Diluted Common Stock” will not mean or include any Common Stock or Common Stock Equivalents issued or issuable in connection with the IPO, a Reverse Merger transaction or in connection with any one or more Private Financing(s) of securities by the Company issued solely to raise cash; it being expressly understood and agreed that any one or more of such issuances shall dilute all stockholders of the Company (including Vert and the former minority stockholders of LCT who may receive shares of Company Series A Preferred Stock) on an equitable pro-rata basis.

(c) “Going Public Event” means that either:

(i) the date on which a Form S-1 registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) shall be declared effective by the SEC (an “IPO”); or

(ii) the date which shall be simultaneous with the date on which the Company shall enter into an agreement and plan of merger or exchange agreement an inactive or primarily inactive public company (a “Reverse Merger”) whose common stock is registered under the Securities Exchange Act of 1934, as amended, and listed on the Nasdaq Stock Market, the NYSE, the Amex Exchange, or the over the counter markets;

provided, however, that in the case of either an IPO or a Reverse Merger, simultaneous with or prior thereto, the Company has or will receive gross proceeds from a private placement in connection with the Reverse Merger or the sale of securities in connection with the IPO of at least $5,000,000.

2.	Agreements with Vert.

(a) As at the Effective Date of this Agreement, LCC has distributed to Vert 100% of the membership interests in Genesis, in consideration for which Vert has returned to the treasury of LCC, all but one (1) share of the 25,000,000 shares of LCC Common Stock owned by Vert;

(b) Subject to the terms and conditions of this Agreement, on the Exchange Date, Vert shall transfer to the Company, for no additional consideration, 100% of the membership interests in Genesis, as a result of which Genesis shall become a wholly-owned subsidiary of the Company.

(c) In consideration for (i) its agreement to transfer 100% of the Genesis membership interests to the Company, (ii) its commitment to finance 100% of the costs incurred and to be incurred by the Company in connection with the IPO or any alternate Going Public Event, and (iii) services rendered and to be rendered to the Company, which agreements, commitments and services the Company agrees have a value to the Company of $2,560,000, as at the Effective Date the Compamny has issued, to Vert and its designees an aggregate of 25,600,000 shares of the common stock, $0.0001 par value per share, of the Company (the “Company Common Stock”).

3.	Agreements with the Genesis Parties.

(a) On the Exchange Date, the Genesis Parties shall to return to the capital of LCC for cancellation, all of the shares of LCC Series B Preferred Stock issued to them under the Prior Exchange Agreement.

(b) On the Exchange Date, and in consideration for their return of the LCC Series B Preferred Stock, the Company shall issue to the Genesis Parties, in equal 250,000 amounts to each Genesis Parties, an aggregate of 1,000,000 shares of the Company Series B Preferred Stock. In such connection, the Company and Vert hereby covenant and agree that:

(i)	the Company Series B Preferred Stock is identical in all material respects to the LCC Series B Preferred Stock; and

(ii)	on the Exchange Date, and immediately after issuance thereof, the Company Series B Preferred Stock shall automatically convert into four (4.0%) percent of the Fully Diluted Common Stock of the Company (or any publicly traded successor in interest or parent of the Company resulting from a Reverse Merger)

(c) In connection with the foregoing, each of the Genesis Parties hereby covenant and agree to execute and deliver to the Company such lock-up or similar agreements requested by the underwriter or placement agent of Company securities; provided, that such lock-up agreements shall be governed by the same terms and conditions as were set forth in Section 5.2 of the Prior Exchange Agreement

4.	Miscellaneous.

(a) Prior Exchange Agreement. The Parties hereto acknowledge that all of the representations, warranties covenants and agreement contained in the Prior Exchange Agreement shall remain in full force and effect and shall be observed by the Company as though it was a party signatory thereto.

(b) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on (i) delivery thereof, if by hand; (ii) upon receipt, if sent by mail (registered or certified mail, postage prepaid, return receipt requested); (iii) on the second Business Day following deposit, if sent by a recognized overnight delivery service; or (d) upon transmission, if sent by facsimile transmission (in each case with receipt verified by electronic confirmation), in each case to the same parties and to the same addresses as are set forth in the Prior Exchange Agreement. provided, however, that each party hereto shall promptly notify the other Parties hereto of any change in its contact information, which revised contact information shall thereafter be that Party’s contact information for purposes of this Agreement until further revised.

(c) Entire Agreement. This Agreement (including the Exhibit hereto) contain the entire agreement among the Parties with respect to the Exchange and related transactions and supersede all prior agreements, written or oral, with respect thereto.

(d) Termination. This Agreement supercedes in its entirety the Prior Exchange Agreement which shall be of no further force or effect as of the Exchange Date; provided, however, that in the event that a Going Public Event shall not occur by December 31, 2015, then this Agreement shall terminate, ab initio, and all of the terms and conditions of the Prior Exchange Agreement shall continue to remain in full force and effect.

(e) Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and by the different Parties hereto in separate counterparts, by facsimile, portable document format (“pdf”), or other form of electronic signature, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(h) Captions. The headings, titles or captions of the Sections and Sections of this Agreement are inserted only to facilitate reference, and they are not intended to define, limit, extend or describe the scope or intent of this Agreement or any provision hereof, and they do not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part hereof.

(i) Assignment. No party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement; provided, however, that the Company may assign any or all of its rights, together with its obligations hereunder, to any of its Affiliates or to any successor to all or a portion of the assets of the Company, provided further, however, that if such Affiliate(s) fails to fully and timely perform any of such obligations, the Company shall fully and promptly perform such obligations as if it were a party thereto.

(j) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as otherwise expressly provided herein, nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to, or the court making such a determination shall, modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the effect that the transactions contemplated hereby are fulfilled to the extent possible.

(l) Governing Law; Forum. This Agreement and shall be governed by the laws of the State of New York. The Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in New York, New York as the sole and exclusive forum for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein. Notwithstanding anything to the contrary contained herein, the Parties may seek equitable relief, or enforce any final judgment of any such federal or state court residing in New York, New York, in any other jurisdiction in any manner provided by applicable law.

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

VERT CAPITAL CORP		BOXLIGHT CORPORATION

By:	/s/ Michael Pope	By:	/s/ Mark Elliott
Name:	Michael Pope	Name:	Mark Elliott
Title:	Managing Director	Title:	CEO

LOGICAL CHOICE CORPORATION		FORMER MEMBERS OF GENESIS COLLABORATON, LLC

By:	/s/ Michael Pope	/s/ Mark Elliott
Name:	Michael Pope	Mark Elliott
Title:	President	Genesis Parties Interest: 25%

/s/ John Cox
John Cox
Genesis Parties Interest: 25%

Operational Security Systems, Inc.

		By:	/s/ Tom Coleman
		Its:	Corporate Secretary
Genesis Parties Interest: 25%

The Verta Group, LLC

		By:	/s/ Pierce L. Lowrey IV
		Its:	Member
Genesis Parties Interest: 16.66%

/s/ Tommy Duffy
Tommy Duffy
Genesis Parties Interest: 8.34%

Exhibit A

CERTIFICATE OF DESIGNATIONS OF THE
SERIES B CONVERTIBLE PREFERRED STOCK OF
BOXLIGHT CORPORATION

See Exhibit 4.2 to this registration statement on Form S-1 and related prospectus.